Exhibit 99.2

TIPPINGPOINT TECHNOLOGIES, INC.
STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”), effective as of DATE is made and entered into by and between TippingPoint Technologies, Inc., a Delaware corporation (the “Company”), and NAME (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has implemented the Amended and Restated 1999 Stock Option and Restricted Stock Plan (the “Plan”), which was adopted by the Company’s Board of Directors (the “Board”) and approved by the Company’s stockholders, and which provides for the grant of stock options to certain selected officers, key employees, directors and consultants of the Company or its subsidiaries with respect to shares of Common Stock, $.01 par value, of the Company (the “Common Stock”);

WHEREAS, the committee appointed by the Board to administer the Plan (the “Committee”) has selected the Optionee to participate in the Plan and has awarded the non-qualified stock option described in this Agreement (the “Option”) to the Optionee;

WHEREAS, the stock options provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Optionee to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:

1.                                       Grant of Option.  The Company hereby grants to the Optionee, upon the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, the Option to acquire NUMBER shares of Common Stock, at an exercise price per share of $PRICE, effective as of the date of this Agreement (the “Date of Grant”).  The Optionee hereby accepts the Option from the Company.

2.                                       Vesting.  Except as otherwise provided for by the Plan or herein, the shares of Common Stock subject to the Option shall vest ratably in four (4) equal annual increments commencing on the first anniversary of the Date of Grant.

3.                                       Exercise.  In order to exercise the Option with respect to any vested portion, the Optionee shall provide written notice to the Company at its principal executive office.  At the time of exercise, the Optionee shall pay to the Company the exercise price per share set forth in Section 1 times the number of vested shares as to which the Option is being exercised.  The Optionee shall make such payment in (a) cash, (b) check, (c) at the Company’s option, by the delivery of shares of Common Stock having a Fair Market Value (as defined in the Plan) on the date immediately preceding the exercise date equal to the aggregate exercise price or (d) at the Committee’s option, any other consideration that the Committee determines is consistent with the Plan and applicable law.  If the Option is exercised in full, the Optionee shall surrender this Agreement to the Company for cancellation.  If the Option is exercised in part, the Optionee shall surrender this Agreement to the Company so that the Company may make appropriate notation hereon or cancel this Agreement and issue a new agreement representing the unexercised portion of the Option.

4.                                       Who May Exercise.  The Option shall be exercisable only by the Optionee except in the case of death or Disability (as defined in the Plan).  To the extent exercisable after the Optionee’s death or Disability, the Option shall be exercised only by the Optionee’s representatives, executors, successors or beneficiaries.

5.                                       Expiration of Option.  The Option shall expire, and shall not be exercisable with respect to any vested portion as to which the Option has not been exercised, on the first to occur of: (a) the tenth anniversary of the Date of Grant; (b) thirty days after the date of termination of the Optionee’s employment, directorship or consulting relationship with the Company or its subsidiaries for any reason other than death or Disability; or (c) one year after any termination of the Optionee’s employment, directorship or consulting relationship with the Company if such termination is due to the death or Disability of the Optionee.  Notwithstanding the immediately preceding sentence, (i) if the Optionee is terminated for dishonesty or other acts detrimental to the interests of the Company or its subsidiaries or (ii) if the Optionee competes with the Company or its subsidiaries or solicits the Company’s or its subsidiaries’ employees to leave the employ of the Company, the Committee may, by written notice to the Optionee, immediately terminate the Option.  The Option shall expire, and shall not be exercisable, with respect to any unvested portion, immediately upon the termination of the Optionee’s employment with the Company or its subsidiaries for any reason, including death or Disability.  The right of the Optionee to receive any benefits from the Company or its subsidiaries after termination of  employment with the Company or its subsidiaries by reason of employment contract, severance arrangement or otherwise shall not affect the determination that the Optionee’s employment has been terminated with the Company or its subsidiaries for purposes of this Agreement.

6.                                       Tax Withholding.  Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject hereto.

7.                                       Dilution.  In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event that a stock split, stock dividend or “spin-off” of stock in a subsidiary of the Company shall have occurred, then there shall be substituted for each share of Common Stock Options available upon exercise of this Option, the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock or other securities as is equitably required in the event of a stock split, stock dividend or “spin-off,” together with an appropriate adjustment of the Exercise Price.

8.                                       Transfer of Option.  The Optionee shall not, directly or indirectly, sell, transfer, pledge, encumber or hypothecate (“Transfer”) any unvested portion of the Option or the rights and privileges pertaining thereto.  In addition, the Optionee shall not, directly or indirectly, Transfer any vested portion of the Option other than by will or the laws of descent and distribution.  Any permitted transferee to whom the Optionee shall Transfer the Option shall agree to be bound by this Agreement.  Neither the Option nor the underlying shares of Common Stock is liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

9.                                       Certain Legal Restrictions.  The Company shall not be obligated to sell or issue any shares of Common Stock upon the exercise of the Option or otherwise unless the issuance and delivery of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed or traded.  As a condition to the exercise of the Option or the sale by the Company of any additional shares of Common Stock to the Optionee, the Company may require the Optionee to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal or state securities laws.  The Company shall not be liable for refusing to sell or issue any shares if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares.  In addition, the Company shall have no obligation to the Optionee, express or implied, to list, register or otherwise qualify any of the Optionee’s shares of Common Stock.  The shares of Common Stock issued upon the exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws.  At the Company’s option, the certificate evidencing shares of Common Stock issued to the Optionee may be legended as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

Any Common Stock issued pursuant to the exercise of Options granted pursuant to this Agreement to a person who would be deemed an officer or director of the Company under Rule 16b-3 shall not be transferred until at least six months have elapsed from the date of grant of such Option to the date of disposition of the Common Stock underlying such Option.

10.                                 Plan Incorporated.  The Optionee accepts the Option subject to all the provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby.  Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

11.                                 Miscellaneous.

(a)                                  The Option is intended to be a non-qualified stock option under applicable tax laws, and it is not to be characterized or treated as an incentive stock option under such laws.

(b)                                 The granting of the Option shall impose no obligation upon the Optionee to exercise the Option or any part thereof.  Nothing contained in this Agreement shall affect the right of the Company to terminate the Optionee’s employment or service to the Company at any time, with or without cause, or shall be deemed to create any rights to employment or continuance as a director or consultant of the Company on the part of the Optionee.

(c)                                  The rights and obligations arising under this Agreement are not intended to and do not affect the employment relationship or other relationship that otherwise exists between the Company and the Optionee, whether such relationship is at will or defined by an employment contract, or otherwise.  Moreover, this Agreement is not intended to and does not amend any existing employment or consulting contract between the Company and the Optionee.

(d)                                 Neither the Optionee nor any person claiming under or through the Optionee shall be or shall have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to the Optionee or such Optionee’s agent.

(e)                                  Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail.  Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the party who is to receive it at the above specified address.

(f)                                    Subject to the limitations in this Agreement on the transferability by the Optionee of the Option and any shares of Common Stock, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

(g)                                 THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

(h)                                 If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

(i)                                     All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

(j)                                     The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

(k)                                  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(l)                                     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(m)                               This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(n)                                 At any time and from time to time the Committee may execute an instrument providing for modification, extension, or renewal of any outstanding option, provided that no such modification, extension or renewal shall (i) impair the Option in any respect without the consent of the holder of the Option or (ii) conflict with the provisions of Rule 16b-3.  Except as provided in the preceding sentence, no supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

(o)                                 In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

TIPPINGPOINT TECHNOLOGIES, INC.

By:
Name: Adam Chibib
Title: Chief Financial Officer

OPTIONEE:

Name:

Address: